As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Kornit Digital Ltd.
(Exact name of registrant as specified in charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Ha’ Amal Street, Afek Park, Rosh-Ha’Ayin, Israel	4809246
(Address of principal executive offices)	(Zip Code)

Kornit Digital Ltd. 2015 Incentive Compensation Plan

(Full Title of the Plan)

Kornit Digital North America Inc.

480 South Dean Street
Englewood, NJ 07631, USA
(201) 608-5750

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Alon Rozner Chief Financial Officer Kornit Digital Ltd. 12 Ha’ Amal Street, Afek Park, Rosh-Ha’Ayin 4809246, Israel Tel: +972-3-908-5800 Fax: +972-3-908-0280	Aviv Avidan-Shalit, Adv. Jonathan M. Nathan, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)		Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share	1,379,613	(3)	$101.57	$140,127,292	$15,288

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares that may become issuable under the terms of the Registrant’s 2015 Incentive Compensation Plan (the “2015 Plan”) by reason of any share split, share dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s ordinary shares.

(2)	Pursuant to Rule 429 under the Securities Act, the prospectus delivered to participants under this registration statement also relates to an aggregate of 3,698,706 shares previously registered in a registration statement on Form S-8, SEC file number 333-203970, issuable under the Kornit Digital Ltd. 2004 Share Option Plan, the Kornit Digital Ltd. 2012 Share Incentive Plan, the Kornit Digital Ltd. 2015 Employee Share Purchase Plan and the 2015 Plan, as well as an additional 906,345, 929,689, 1,023,726, 1,051,956 and 1,220,439 shares previously registered in registration statements on Form S-8, SEC file numbers 333-214015, 333-217039, 333-223794, 333-230567 and 333-237346 respectively, issuable under the 2015 Plan.

(3)	Represents an automatic increase to the number of shares available for issuance under the 2015 Plan, effective January 1, 2021.

(4)	Calculated in accordance with Rule 457(h)(1) and 457(c) promulgated under the Securities Act, based on the average of the high and low prices ($103.66 and $99.47) of the Registrant’s Ordinary Shares on the NASDAQ Global Select Market on March 19, 2021.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement (this “Registration Statement”) to register an additional 1,379,613 ordinary shares, par value NIS 0.01 per share (“ordinary shares”), of Kornit Digital Ltd. (the “Registrant”) issuable pursuant to the Registrant’s 2015 Incentive Compensation Plan.

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s registration statements on Form S-8 (File No.’s 333-203970, 333-214015, 333-217039, 333-223794, 333-230567 and 333-237346) filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2015, October 6, 2016, March 30, 2017, March 20, 2018, March 28, 2019 and March 23, 2020, respectively, are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant are incorporated herein by reference:

(i)	the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2020, filed with the Commission on March 25, 2021(the “2020 Form 20-F”); and

(ii)	the description of the Registrant’s ordinary shares contained in (a) Item 1 of the Registration Statement on Form 8-A (File No. 001-36903) filed with the Commission on March 31, 2015, as updated by (b) Exhibit 2.2 to the 2020 Form 20-F, and any amendment or report filed for the purpose of further updating that description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Kornit Digital Ltd. 2015 Incentive Compensation Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form F-1 of the Registrant (File No. 333-202291), filed with the Commission on March 18, 2015)
4.2	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 of the Registrant (File No. 333-202291), filed with the Commission on March 18, 2015)
4.3	Specimen ordinary share certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 of the Registrant (File No. 333-202291), filed with the Commission on March 10, 2015)
5.1	Opinion of Meitar | Law Offices, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of Kost, Forer, Gabbay and Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm
23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rosh Ha-Ayin, Israel on this 25th day of March, 2021.

KORNIT DIGITAL LTD.

By:	/s/ Alon Rozner
Name:	Alon Rozner
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Ronen Samuel and Alon Rozner, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons and entity on March 25, 2021 in the capacities indicated:

[Signature Page Follows]

Signatures		Title

/s/ Ronen Samuel
Ronen Samuel		Chief Executive Officer and Director (Principal Executive Officer)

/s/ Alon Rozner
Alon Rozner		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Yuval Cohen
Yuval Cohen		Chairman of the Board of Directors

/s/ Ofer Ben-Zur
Ofer Ben-Zur		Director

/s/ Lauri Hanover
Lauri Hanover		Director

/s/ Alon Lumbroso
Alon Lumbroso		Director

/s/ Stephen Nigro
Stephen Nigro		Director

/s/ Yehoshua (Shuki) Nir
Yehoshua (Shuki) Nir		Director

/s/ Dov Ofer
Dov Ofer		Director

/s/ Gabi Seligsohn		Director
Gabi Seligsohn

KORNIT DIGITAL NORTH AMERICA INC.		Authorized Representative in the United States

By:	/s/ Chuck Meyo
Name:	Chuck Meyo
Title:	President